UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 2, 2008

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 656-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In March 2007, NYSE Euronext established a $3.0 billion global commercial paper program for the issuance of unsecured commercial paper in the United States and European capital markets. On April 2, 2008, in connection with the anticipated expiration of a $1.0 billion portion of the liquidity backstop to the global commercial paper program, NYSE Euronext refinanced this portion of the liquidity backstop by entering into a $1.0 billion 364-day Credit Agreement (the “Credit Agreement”) by and among NYSE Euronext as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other financial institutions party thereto as agents.

The Credit Agreement will be used as a liquidity backstop for NYSE Euronext’s global commercial paper program as well as for general corporate purposes. On the effective date no borrowings were funded under the Credit Agreement. The Credit Agreement includes a term-out option, under which NYSE Euronext may extend the revolving loans into a one-year term loan on the commitment termination date.

NYSE Euronext may elect to have revolving loans under the Credit Agreement borrowed in various currencies, including U.S. dollars, English pounds sterling, or Euros, with various interest rate options. In addition, NYSE Euronext will pay a facility fee ranging from 0.03% to 0.06% of the committed amount under the Credit Agreement, based on the credit ratings of NYSE Euronext’s senior, unsecured, long-term indebtedness without any credit support.

The Credit Agreement is unsecured and contains customary representations and warranties (including, but not limited to, those relating to organization and authorization and compliance with laws), customary affirmative covenants (including, but not limited to, delivery of financial statements), negative covenants relating to liens and fundamental changes, and customary events of default (including, but not limited to, monetary defaults, covenant defaults, and bankruptcy events), but does not contain a financial covenant.

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

NYSE Euronext continually reviews its financial and debt policy and, subject to market conditions and credit and strategic considerations, may from time to time determine to vary the maturity profile of its debt and diversify its sources of financing.

This Form 8-K may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2006 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on June 6, 2007 under No. R.07-0089), 2007 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This Form 8-K speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	364-Day Credit Agreement ($1,000,000,000), dated as of April 2, 2008, between NYSE Euronext, the Subsidiary Borrowers party hereto, the Lenders party hereto, JPMorgan Chase Bank, N.A. as Administrative Agent, and the other financial institutions party thereto as agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE EURONEXT

Dated: April 7, 2008	By:	/s/ John K. Halvey
Name: John K. Halvey
Title: Group Executive Vice President, General Counsel and Secretary

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